EXHIBIT 10.1

March 16, 2007

U.S. Auto Parts Network, Inc.

17150 South Margay Avenue

Carson, CA 90746

Ladies and Gentlemen:

The undersigned acknowledges and understands that U.S. Auto Parts Network, Inc., a Delaware corporation (the “Company”), recently completed an initial public offering of shares of the Company’s common stock (“Common Stock”) pursuant to a registration statement filed with the Securities and Exchange Commission (the “Commission”), wherein the undersigned was allowed to sell a portion of the shares of Common Stock held by the undersigned. In consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, without the prior written consent of the Company, the undersigned will not, directly or indirectly, offer, sell, pledge, contract to sell, grant any option to purchase, grant a security interest in, hypothecate or otherwise dispose of (collectively, a “Disposition”) any shares of Common Stock (including, without limitation, shares of Common Stock sold in the Initial Public Offering and shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Commission and shares of Common Stock that may be issued upon the exercise of a stock option or a warrant) or any securities convertible into, derivative of or exercisable or exchangeable for or any rights to purchase or acquire Common Stock, owned directly by the undersigned or with respect to which the undersigned has the power of disposition, in any such case whether now owned or hereafter acquired (collectively, the “Securities”) during the period beginning from the date hereof through August 8, 2008 (the “Lock-up Period”).

The undersigned acknowledges and agrees that the above restrictions preclude the undersigned from engaging in any hedging or other transaction which is designed or reasonably expected to lead to or result in a Disposition of Securities during the Lock-up Period, even if such Securities would be disposed of by someone other than the undersigned. The undersigned further acknowledges and agrees that such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Securities or with respect to any security that includes, relates to or derives any significant part of its value from the Securities.

Notwithstanding the foregoing, the undersigned (i) if an individual, may transfer any or all of the Securities either during his or her lifetime or upon death, by gift, will or intestacy, to his or her immediate family or to a trust or limited partnership the beneficiaries or members of which are exclusively the undersigned and/or a member or members of his or her immediate family, (ii) if a trust, may distribute any or all of the Securities to its beneficiaries, or (iii) if a corporation, partnership or a limited liability company, may distribute any or all of the Securities to its shareholders, partners or members; provided, however, that in the case of each of the clauses (i), (ii) and (iii) it shall be a condition to such transfer or distribution that the transferee execute an agreement stating that the transferee is receiving and holding the Securities subject to the provisions of this Lock-up Agreement, and there shall be no further transfer of such Securities except in accordance with this Lock-up Agreement. For purposes of this Lock-up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

The undersigned also consents and agrees to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Securities except in compliance with the restrictions set forth herein.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-up Agreement. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representative, successors and assigns of the undersigned.

Very truly yours,

(printed name of holder)

By:
(signature)

(printed name and title of person signing, if signing on behalf of an entity)

PERSONS WHO ENTERED INTO THE AGREEMENTS

Khazani Living Trust, Established October 26, 2004

Sol Khazani

Nia Living Trust, Established September 24, 2004

Mehran Nia

Elyashar Living Trust, Established August 4, 2004

Benhoor Elyashar

Pine Family Limited Partnership

Richard E. Pine

Daugherty Family Limited Partnership

Todd Daugherty

Lowell E. Mann

Brian Tinari